                                                                  EXHIBIT 10.1

                                Healthaxis LOGO


September 21, 2001


Subject: Student Web Project - Phase 2


Manny Pendola
Student Insurance Division
4001 McEwen, Suite 300
Dallas, TX 75244

Dear Manny,

I am writing to clarify the price and acquire your formal approval to proceed with Phase II of the Student Web Project.

The scope of Phase II is described separately from Phase III in the proposal that John Carradine and I presented on August 20, 2001. The document, which contains the description of the project, is entitled "Healthaxis Student Web Project Phases II and III Management Presentation."

The original price and the discounts offered were described in the document on page 8. The breakdown of the price for each phase without the discounts was documented in an email that I sent to you on August 24, 2001. I suggest that we base the price for Phase II only, including discounts, on a prorated calculation of the discounts as follows:

Price and Discounts                                       Both Phases        Phase II Only      Phase III Only
                                                         (As Proposed)
Price at published rates                                   $ 767,000           $ 477,500           $ 289,500
UICI favored customer discount                               100,000              62,256              37,744
                                                           ---------           ---------           ---------
Proposed fixed fee                                           667,000             415,244             251,756

Less:
    Early payment discount (Note 1)                           27,000              16,809              10,191
    Early completion discount (Note 2)                        25,000              15,564               9,436
                                                           ---------           ---------          ----------
Total Investment                                           $ 615,000           $ 382,871           $ 232,129

Total Discount off published rates                            -19.8%              -19.8%              -19.8%

Note 1 - The early payment discount for Phase II may be earned only by remitting payment to Healthaxis by September 30, 2001.

Note 2 - The early completion discount will be remitted to SID upon acceptance of the project any date prior to December 31, 2001.

September 21, 2001
Page 2

Decision requests, which have been agreed to and signed off during and subsequent to Phase I, are outside the scope of Phase II.

If you choose to take advantage of the early payment discount, the amount due is $398,435 ($415,244 less $16, 809).

Please sign below to acknowledge your agreement to these terms and to authorize commencement of the project.


Sincerely,                            Agreed by SID:



---------------                       -------------
Vern Sheppard                         Manny Pendola


Cc  Steve Arnold        Student Insurance
    Jamie McLane        Healthaxis
    John Carradine      Healthaxis
    Emry Sisson         Healthaxis